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                                                                  EXHIBIT 10.M.I

                           FOURTH AMENDMENT TO LEASE

        This FOURTH AMENDMENT TO LEASE ("Amendment") entered into as of September 1, 1999, by and between FRANCIS J. PERRY, JR., FRANCIS J. PERRY III, AND WILLIAM J. WALKER, JR. AS TRUSTEES OF ROSEMONT TRUST ("Trust") under declaration of trust dated November 19, 1980, recorded with the NorfolK County Registry of Deeds ("Registry") in Book 5856, Page 213, as amended by First Amendment to Rosemont Trust dated December 22, 1986, recorded with Norfolk Deeds in Book 7528, Page 525 and by Second Amendment to Declaration of Trust Establishing Rosemont Trust dated March 31, 1995, recorded with Norfolk Deeds in Book 11012, Page 206 ("Landlord"), as Landlord, and LTX CORPORATION, a Massachusetts corporation ("Tenant"), as Tenant.

        REFERENCES AND RECITALS
        -----------------------

        Reference is made to the Third Amendment to Lease and Restatement of Lease ("Lease") entered into April 29, 1982, by and between Landlord's predecessors as trustees of the Trust as landlord and Tenant as Tenant. The Lease amended, and restated in its entirety, a lease ("1980 Lease") originally executed November 26, 1980 by and between Landlord's predecessors as trustees of the Trust as Landlord and Tenant as Tenant, as the 1980 Lease had been previously amended. Notice of the 1980 Lease was recorded with the Registry in Book 5856, Page 228. Notice of the Lease was provided by a Second Amendment to Notice of Lease recorded with the Registry in Book 5996, Page 564. All terms not specifically defined in this Amendment have the meanings given to them in the Lease.

        Landlord and Tenant now wish to amend the Lease in certain respects as set forth below.

        FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, LANDLORD AND TENANT HEREBY AMEND THE LEASE AS FOLLOWS:

        (1)  Section 1.1 of the Lease is amended by striking the words:
                                                    --------

             "Term: Twenty-five (25) years, as the same may be extended as provided in Article X hereof." and substituting in their place:
                                                ------------

             "Term: Ten (10) years, as the same may be extended as provided in
             Article X hereof, said ten-year term to commence on the Effective Date of the Fourth Amendment to this Lease (as that term is defined below).

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        (2)  Section 1.1 of the Lease is amended by striking the words:
                                                    --------

             "Fixed Rent:  $1,517,559 annually, payable monthly in installments of $126,463.25, for the period commencing on the Commencement Date and ending on the last day of the fifth (5th) year thereafter. For the balance of the Term, the Fixed Rent shall be the annual fair market rental value as determined pursuant to Section 4.1 of the Lease."

        and substituting in their place:
            ------------

             "Fixed Rent:  $1,633,135 annually, payable monthly in installments of $136,094.58, for the period commencing on the Effective Date of the Fourth Amendment to this Lease (as that term is defined below) and ending on the last day of the fifth (5th) year thereafter. $1,800,636 annually, payable monthly in installments of $150,053.00, for the period commencing on the fifth anniversary of the Effective Date of the Fourth Amendment to this Lease and ending on the last day of the fifth (5th) year thereafter, the end of the ten year term of this Lease. In the event the Tenant exercises its option to extend the Term of this Lease, all as provided in Article X hereof, the Fixed Rent during any such Term shall be the annual fair market rental value as determined pursuant to and provided for in Article X of the Lease."

        (3) Section 1.1 of the Lease is amended by adding, at the end of the section, the following:

             "Effective Date of the Fourth Amendment to this Lease: December 1,
                                                                    ----------
1999."

        (4)  The following additional provision is added to the end of Section
             3.1:

             "As soon as practically possible, and in any event no later than September, 2000, Landlord will, at its expense, cause the roof of the building on the Premises to be replaced with a new roof at least substantially the same in quality as the roof originally installed on the building. The replacement roof will be warranted by the roof manufacturer or installer, with its standard form of warranty for such a roof, for a period of at least ten years following installation; Landlord will provide Tenant a document from the warrantying party that will recognize Tenant's rights to enjoy the benefit of the warranty."

                                       2

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     (5) Section 4.1 of the Lease, except for the first sentence thereof, is deleted without substitution.

     (6) Section 5.2.1 of the Lease is amended by deleting the last two sentences and adding as a final sentence of Section 5.2.1 the following:
              ------

          "Landlord agrees not to withhold unreasonably consent to a sublease of all or any portion of the Premises provided that with respect to:

          (i) a sublease of less than 50% of the building area for a term or terms less than three years in duration, the proceeds of such subletting in excess of the Fixed Rent and Additional Rent are shared equally by Landlord and Tenant, and

         (ii) with respect to a subletting of 50% or more of the building area or a subletting of all or any portion of the Premises for a term of three years or more, that all or any portion of any proceeds derived from such subletting in excess of Fixed Rent and Additional Rent be paid to Landlord or Landlord may, at Landlord's option, elect to terminate this lease with respect to the space proposed to be sublet."

     (7) Article X of the Lease is deleted in its entirety and replaced with the
                                   -------
following:

                                   ARTICLE X

                          TENANT'S OPTIONS TO EXTEND


     10.1 Options to Extend.
          -----------------


     (a) Provided that, at the time of each such exercise, (i) this Lease is in full force and effect, and (ii) no default by Tenant shall have occurred and be continuing (either at the time of exercise or at the commencement of an Extended
Term), Tenant shall have the right and option to extend the Term of this Lease for two (2) extended terms (collectively, the "Extended Terms") of five (5) years each by giving written notice to Landlord not later than twelve (12) months prior to the expiration date of the Initial Term with respect to the first Extended Term, and not later than twelve (12) months prior to the expiration date of the first Extended Term with respect to the second Extended Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the applicable Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Term then in effect, and Tenant shall have no further option to extend the Term of this Lease. Each Extended Term shall commence on the day immediately succeeding the
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expiration date of the Initial Term or the preceding Extended Term, as the case may be, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. The Extended Terms shall be on all the terms and conditions of this Lease, except: (i) during the Extended Terms, Tenant shall have no further option to extend the Term, except as provided herein during the first Extended Term with respect to the second Extended Term, and (ii) the Fixed Rent for the Extended Terms shall be the Fair Market Rental Value for the Premises as of the commencement of the Extended Term in question, determined pursuant to paragraph (b) of this Section 10.1.

     (b) Promptly after receiving Tenant's notice extending the Term of this Lease pursuant to paragraph (a) above, Landlord shall provide Tenant with Landlord's good faith estimate of the Fair Market Rental Value of the Premises for the applicable Extended Term based upon rents being paid by tenants renewing leases or entering into new leases for space of comparable size, type, use and quality in the general vicinity of the Premises, including allowances and concessions. If Tenant is unwilling to accept Landlord's estimate of Fair Market Rental Value as set forth in Landlord's notice referred to above, and the parties are unable to reach agreement hereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party's arbitrator. Within fifteen (15) days after receiving the notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party's arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party's arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party's notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS/ENDISPUTE, or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. Within fifteen (15) days after the appointment of the third arbitrator, the three arbitrators shall determine the Fair Market Rental Value of the Premises and give notice thereof to the parties hereto, and the arbitrators' determination shall be binding upon the parties. In the event the three appraisers are unable to agree upon the Fair Market Rental Value of the Premises, then the average of the two of the three appraisals which are closest to each other shall be deemed to be the Fair Market Rental Value of the Premises. In no event shall the annual Fixed Rent to be paid during the first Extended Term ever be less than the annual Fixed Rent payable during the final year of the Term prior to extension. In no event shall the annual Fixed Rent to be paid during the second Extended Term ever be less than the annual Fixed Rent payable during the final year of the first Extended Term. All arbitrators shall be appraisers or other qualified real estate professionals who are independent from the parties and shall be Members of the Appraisal Institute who shall have had at least ten (10) years commercial real estate experience in the greater Boston area.

                                       4

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     10.2 No Option to Purchase. Tenant has no right or option whatsoever to
          ---------------------
purchase or otherwise acquire the Premises, any part thereof, or any interest therein."

     Except as expressly amended in this Amendment, the Lease remains unamended, and in full force and effect in accordance with its provisions.

     EXECUTED AS A MASSACHUSETTS INSTRUMENT UNDER SEAL AS OF THE DATE FIRST WRITTEN ABOVE.

                                        LANDLORD

                                        /s/ Francis J. Perry
                                        ------------------------------
                                        Francis J. Perry, Trustee of
                                        Rosemont Trust, as aforesaid,
                                        and not individually

                                        /s/ William J. Walker, Jr.
                                        ------------------------------
                                        William J. Walker, Jr., Trustee of
                                        Rosemont Trust, as aforesaid,
                                        and not individually


                                        TENANT:

                                        LTX CORPORATION

                                        By:  /s/ David G. Facelli
                                        --------------------------------
                                        Name: David G. Facelli
                                        Title: VP/CFO